Exhibit 99.1
Filed by Charter Communications Holding Company, LLC
Pursuant to Rule 425 under the Securities Act of 1933
Subject Corporation: Charter Communications, Inc.
Registration NO.: 333-145766

NEWS
We have filed a registration statement on Form S-4 (including the prospectus contained therein) with the Securities and Exchange Commission (SEC) for the issuance of securities to which this communication relates. Before you tender the subject securities or otherwise make any investment decision with respect to the subject securities or the securities being offered, you should read the prospectus in that registration statement and other documents we have filed with the SEC, and any amendments thereto, for more complete information about Charter Communications, Inc. and its subsidiaries. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by contacting Charter’s Investor Relations department at Charter Plaza, 12405 Powerscourt Drive, St. Louis, Missouri 63131, telephone number (314) 965-0555.
FOR RELEASE: 6:00 AM CT, Friday, September 14, 2007
Charter Communications Announces Amendment and Extension of Exchange
Offer for its Outstanding 5.875% Convertible Senior Notes Due 2009
     ST. LOUIS, MO — Charter Communications, Inc. (Nasdaq: CHTR) (“Charter” or the “Company”) announced today that it has amended and extended the exchange offer (“Exchange Offer”) by its subsidiary, Charter Communications Holding Company, LLC (“Charter Holdco”) for the Company’s outstanding 5.875% Convertible Senior Notes due 2009 (“Existing Convertible Notes”).
     Amendments include adjustments to the coupon from 7.0% to 6.5% and to the initial conversion premium from 40% to 30% for the New Convertible Notes (as defined below). Further, Charter Holdco will now accept for exchange any and all of the $413 million aggregate principal amount outstanding of Existing Convertible Notes. The Expiration Date (as defined below) and the period for the calculation of the 10-day VWAP (as defined below) have each been extended by one day.
     As amended, Charter Holdco is offering up to $793 million principal amount of the Company’s new 6.5% Convertible Senior Notes due 2027 (“New Convertible Notes”) with an initial conversion premium of 30% to the 10-day VWAP in exchange for any and all of its $413 million aggregate principal amount of Existing Convertible Notes. The Exchange Offer is valid for Existing Convertible Notes tendered for exchange and not validly withdrawn on or prior to 11:59 PM on September 27, 2007 (the “Expiration Date”). The Exchange Offer was previously scheduled to expire at 11:59 PM on September 26, 2007. The exchange consideration for the Existing Convertible Notes will be determined based on the average of the volume-weighted daily price of Charter’s Class A common stock for the ten consecutive trading days ending (and including) September 25, 2007 (“10-day VWAP”) and will be in the form of New Convertible Notes.
     The amount of New Convertible Notes to be issued per Existing Convertible Notes will vary based on the 10-day VWAP and will range from approximately $1,111 to $1,924 per $1,000 principal amount of Existing Convertible Notes, as set forth in the following table. If the 10-day VWAP is between two stock prices on the table, the amount of New Convertible Notes to be issued per $1,000 principal amount of Existing Convertible Notes will be determined by straight-line interpolation between the amounts set forth for the higher and lower stock prices.

	Principal Amount of New
	Convertible Notes to be
10-day VWAP of	Issued per $1,000	Terms of New Convertible Notes
Charter's Class A	Principal Amount of Existing
Common Stock	Convertible Notes Tendered	Conversion Price	Conversion Rate

$2.00	$1,110.62	$2.60	384.6154
$2.20	$1,173.25	$2.86	349.6503
$2.40	$1,239.65	$3.12	320.5128
$2.60	$1,309.13	$3.38	295.8580
$2.80	$1,381.10	$3.64	274.7253
$3.00	$1,451.68	$3.90	256.4103
$3.20	$1,521.73	$4.16	240.3846
$3.40	$1,592.26	$4.42	226.2443
$3.60	$1,662.60	$4.68	213.6752
$3.80	$1,733.33	$4.94	202.4291
$4.00	$1,802.82	$5.20	192.3077
$4.20	$1,872.80	$5.46	183.1502
$4.35	$1,923.50	$5.66	176.8347
     New Convertible Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000. In addition to the exchange consideration, Charter Holdco will pay accrued interest on the Existing Convertible Notes from and including May 16, 2007, the last interest payment date, up to, but not including, the settlement date of the Exchange Offer.
     The New Convertible Notes will have a 2027 maturity, subject to earlier redemption at the option of the Company or repurchase at the option of the holders. The New Convertible Notes provide the holders with the right to require Charter to repurchase some or all of the New Convertible Notes for cash on October 1, 2012, 2017 and 2022 at a repurchase price equal to the principal amount plus accrued interest. Additional terms of the Exchange Offer and the New Convertible Notes are provided in the amendment to the Company’s Form S-4 filed today with the SEC.
     The Exchange Offer is conditional upon the 10-day VWAP being between $2.00 and $4.35. The Exchange Offer is also conditioned on a minimum of $75 million of Existing Convertible Notes being tendered.

     Subject to applicable securities laws and the terms set forth in the Exchange Offer, Charter Holdco reserves the right to amend the Exchange Offer in any respect.
     The Exchange Offer will expire at 11:59 PM Eastern Daylight Time on September 27, 2007, unless extended or earlier terminated. An amendment to the Company’s registration statement relating to the Exchange Offer is being filed today with the SEC but the registration statement will not be effective until declared effective by the SEC. The New Convertible Notes may not be issued, nor may the Exchange Offer be accepted, prior to the time the registration statement becomes effective.
     Except for the modifications described above, all other terms and conditions of the offer remain materially unchanged.
     As of 5:00 p.m. Eastern Daylight Time on September 13, 2007, no Existing Convertible Notes had been tendered in the Exchange Offer.
     The offer documents will be made available to all holders of the Existing Convertible Notes. Copies of the prospectus and related letter of transmittal may be obtained from Global Bondholder Services Corporation, the information agent for the Exchange Offer, at (866) 470-3700 (U.S. Toll-free) or (212) 430-3774. The Dealer Managers for the Exchange Offer are Citigroup Global Markets Inc. and Morgan Stanley. For additional information, you may contact the Citigroup Special Equity Transactions Group at (877) 531-8365 (U.S. Toll-free) or (212) 723-7406 or the Morgan Stanley Liability Management Group at (800) 624-1808 (U.S. Toll-free) or (212) 761-5384. The Offer Documents will also be available free of charge at the SEC’s website at www.sec.gov.
     This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any sale of the New Convertible Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.
About Charter Communications
Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including Charter Digital® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Contact:

Media:	Analysts:
Anita Lamont	Mary Jo Moehle

(314) 543-2215	(314) 543-2397
Cautionary Statement Regarding Forward-Looking Statements:
This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”). Many of the forward-looking statements contained in this quarterly report may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•	the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;

•	our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;

•	difficulties in introducing and operating our telephone services, such as our ability to adequately meet customer expectations for the reliability of voice services, and our ability to adequately meet demand for installations and customer service;

•	our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;

•	general business conditions, economic uncertainty or slowdown; and

•	the effects of governmental regulation, including but not limited to local and state franchise authorities, on our business.
All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.
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